REPORT OF INDEPENDENT
CERTIFIED PUBLIC ACCOUNTANTS
ON INTERNAL CONTROL STRUCTURE
The Board of Trustees
Professionally Managed Portfolios
Glendora, California
In planning and performing our audit of the
financial statements of Portfolio 21, for the period
ended August 31, 2000, we considered its internal
 control structure, including procedures for
 safe-guarding securities, in order to determine
 our auditing procedures for the purpose of
expressing our opinion on the financial statements
and to comply with the requirements of Form
N-SAR, not to provide assurance on the internal
control structure.
The management of the Fund is responsible for
establishing and maintaining an internal control
structure. In fulfilling this responsibility, estimates
and judgments by management are required to
 assess the expected benefits and related costs of
internal control structure policies and procedures.
 Two of the objectives of an internal control structure
are to provide management with reasonable, but not
absolute, assurance that assets are safeguarded against
loss from unauthorized use or disposition, and
that transactions are executed in accordance with
management's authorization and recorded properly
 to permit preparation of financial statements in
conformity with generally accepted accounting
principles.
Because of inherent limitations in any internal
control structure, errors or irregularities may occur
and not be detected.   Also, projection of any
 evaluation of the structure to future periods is subject
 to the risk that it may become inadequate because
of changes in conditions or that the effectiveness
of the design and operation may deteriorate.
Our consideration of the internal control structure
would not necessarily disclose all matters in the
 internal control structure that might be material
weaknesses under standards established by the
American Institute of Certified Public Accountants.
 A material weakness is a condition in which the design
or operation of the specific internal control structure
elements does not reduce to a relatively low level
the risk that errors or irregularities in amounts that
would be material in relation to the financial
statements being audited may occur and not be
detected within a timely period by employees
 in the normal course of performing their assigned
 functions.   However, we noted no matters involving
 the internal control structure, including procedures for safeguarding securities, that we consider to be material weaknesses, as defined above, as of August 31, 2000.
This report is intended solely for the information and use of management and the Securities and
 Exchange Commission, and should not be used for any other purpose.

TAIT, WELLER & BAKER
Philadelphia, Pennsylvania
October 16, 2000